AMENDMENT NO. 2

TO THE FOURTH AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL FUNDS)

This Amendment No. 2 (the “Amendment”) to the Fourth Amended and Restated Agreement and Declaration of Trust of AIM International Mutual Funds (Invesco International Mutual Funds) (the “Trust”) amends, effective November 30, 2018, the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to change the name of Invesco International Companies Fund to Invesco International Select Equity Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 23, 2018.

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Asia Pacific Growth Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares Institutional Class Shares
Invesco European Growth Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R6 Shares Class T Shares Class Y Shares Institutional Class Shares Investor Class Shares
Invesco Global Growth Fund	Class A Shares Class C Shares Class F Shares Class T Shares Class Y Shares Institutional Class Shares
Invesco Global Opportunities Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares
Invesco Global Small & Mid Cap Growth Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares Institutional Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Global Responsibility Equity Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco International Select Equity Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco International Core Equity Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares Investor Class Shares
Invesco International Growth Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares
Invesco Select Opportunities Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class T Shares Class Y Shares Institutional Class Shares”

3